AMENDMENT NO. 5

      		       dated as of December 13, 1993

	                   			  to

          			     CREDIT AGREEMENT

	          		 dated as of March 6, 1989

                 				 among

           			     ROUNDY'S, INC.

          			the BANKS signatory thereto

                				  and

           			THE CHASE MANHATTAN BANK
			           (NATIONAL ASSOCIATION),
                				as Agent

		    AMENDMENT NO. 5 TO CREDIT AGREEMENT

       THIS AMENDMENT NO. 5 dated as of December 13, 1993 among ROUNDY'S, INC., the BANKS signatory hereto and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent.

			   W I T N E S S E T H
			   -------------------
       WHEREAS, the parties hereto have entered into a Credit Agreement dated as of March 6, 1989, as amended by Amendment No. 1 dated as of April 13, 1990, as amended by Amendment No. 2 dated as of October 9, 1991, as amended by Amendment No. 3 dated as of December 9, 1991 and as amended by Amendment No. 4 dated as of December 14, 1992 (the "Agreement"); and

       WHEREAS, the parties hereto desire to amend the Agreement in certain respects, as more fully set forth below;

       NOW, THEREFORE, the parties hereto agree as follows:

       SECTION 1.  Definitions.
              		   ------------
       Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.
       SECTION 2.  Amendment of the Definition of Commitment.
              		   ------------------------------------------
       The definition of Commitment in Section 1.01 of the Agreement is amended to read as follows:

       "'Commitment' means, at any time, collectively, with respect to each Bank, the obligation of such Bank to make its Loans under this Agreement through and including the Banking Day immediately preceding the Termination Date, in the aggregate principal amounts following with respect to the periods indicated, as such amounts may be reduced from time to time pursuant to Subsection 2.05(b)(ii) or Section 2.07:
- ----------------------    ------------

	  THE CHASE MANHATTAN BANK        $19,500,000
	    (NATIONAL ASSOCIATION)

	  BANK ONE, MILWAUKEE, N.A.        16,250,000

	  BANCOHIO NATIONAL BANK            9,750,000

	  NBD BANK, N.A.                    9,750,000

	  PNC BANK, NATIONAL ASSOCIATION    9,750,000
                            					  -----------
              			       Total      $65,000,000"

       SECTION 3.  Amendment of the Definition of Margin.
		                 --------------------------------------
       The definition of Margin in Section 1.0l of the Agreement is amended to read as follows:

       "'Margin' means, for any fiscal quarter, for each type of Loan or for the commitment fee, as applicable, the amount listed below under such type of Loan or commitment fee, as applicable, and opposite the Leverage Ratio computed by the Agent for such quarter and based on the financial statements delivered during the previous quarter pursuant to
Subsection 6.08(a) or 6.08(b), as applicable:
- ------------------    -------

Leverage Ratio          Base Rate Loan  Eurodollar Loan  Commitment Fee
- --------------          --------------  ---------------  --------------

greater than or
equal to 5.0                  .25%           1.500%          .3750%

less than 5.0 but
greater than or
equal to 4.5                    0%           1.250%          .3750%

less than 4.5 but
greater than or
equal to 4.0                    0%           1.000%          .3750%

less than 4.0 but
greater than or
equal to 3.0                    0%            .750%          .3125%

less than 3.0 but
greater than or
equal to 2.0                    0%            .625%          .3125%

less than 2.0                   0%            .500%          .3125%"

       SECTION 4.  Amendment of the Definition of Termination Date.
              		   ------------------------------------------------
       The definition of Termination Date in Section 1.01 of the Agreement is amended to read as follows:

       "'Termination Date' means March 6, 1997; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day)."

       SECTION 5.  Deletion of Certain Definitions.
              		   --------------------------------
       The definitions of "Base Rate Leverage Discount" and "Eurodollar Rate Leverage Discount" in Section 1.01 of the Agreement are deleted in their entirety.

       SECTION 6.  Amendment of Section 2.11 of the Agreement.
              		   -------------------------------------------
       Section 2.11 of the Agreement is amended to read as follows:

       "Section 2.11. Commitment Fees. The Borrower shall pay to the Agent for the account of each Bank a commitment fee on such Bank's daily average Unused Commitment from time to time for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to the applicable Margin, calculated on the basis of a year of 365 (or, in a leap year, 366) days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on the last day of each March, June, September and December of each year, commencing on the first such date after the Closing Date."

       SECTION 7.  Amendment of Section 7.02 of the Agreement.
              		   -------------------------------------------
       Section 7.02 of the Agreement is amended to read as follows:

       "Section 7.02. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, pursuant to an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or pursuant to an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
(b) guaranties of lease obligations of, and loans to, customers not to exceed $17,500,000 in the aggregate outstanding at any time, (c) guaranties of the obligations of members of the Consolidated Group, which obligations are permissible under Section 7.01 and (d) guaranties of loans to officers of the Borrower not to exceed $2,000,000 in the aggregate outstanding at any time so long as the proceeds of such loans are used only to fund the purchase by such officers of stock of the Borrower pursuant to the exercise by such officers of stock options granted by the Borrower."

       SECTION 8. Waiver.
              		  -------
       (a) The Banks hereby waive compliance by the Borrower with the provisions of Section 7.01 of the Agreement to the extent necessary to permit the Borrower to incur and suffer to exist Debt in the amount of $45,000,000 substantially in accordance with the terms set forth in the term sheet attached hereto as Annex A.

       (b) The waiver granted pursuant to paragraph (a) above does not constitute a waiver of any other provisions of the Agreement or a waiver of any other right, power or privilege of the Banks or of any present or future breach of the Agreement.

       SECTION 9.  Representations.
              		   ----------------
       The Borrower represents and warrants:

       (a) Except as disclosed in writing to the Banks prior to the date of this Amendment, each of the representations and warranties contained in
Article 5 of the Agreement is true and correct on the date hereof as though made on and as of the date hereof and as if each reference in such Article 5 to "this Agreement" and "the Notes" included reference to this Amendment and no event has occurred and is continuing which constitutes a Default or Event of Default.

       (b) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Agreement, as amended hereby, have been duly authorized by all necessary corporate action.

       (c) Upon the effectiveness of this Amendment pursuant to Section 10, the Agreement, as amended hereby, will constitute a valid and binding obligation of the Borrower.

       SECTION 10.  Effectiveness.
	              	    --------------
       This Amendment shall be effective as of the date hereof when the parties hereto shall have each executed a counterpart hereof and delivered the same to the Agent.

       SECTION 11.  Effect of Amendment on Agreement; Ratification and
              		    Confirmation of Agreement, as Amended.
              		    --------------------------------------------------
       On and after the effective date of this Amendment each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes referring to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

       SECTION 12.  Counterparts.
              		    -------------
       This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       SECTION 13.  Section Headings.
              		    -----------------
       The Section headings in this Amendment are inserted for convenience only and shall not be part of this instrument.

       SECTION 14.  Governing Law.
              		    --------------
       This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 15.  Entire Agreement.
		                  -----------------
       This Amendment and the Agreement as amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

		   ROUNDY'S, INC.

		   By: EDWARD G. KITZ
		      -----------------------
		   Title: V.P. & TREASURER

		   THE CHASE MANHATTAN BANK
		     (NATIONAL ASSOCIATION), as Agent

		   By:
		      -----------------------
		   Title:

		   THE CHASE MANHATTAN BANK
		     (NATIONAL ASSOCIATION)

		   By:
		      -----------------------
		   Title:

		   BANK ONE, MILWAUKEE, NA

		   By:
		      -----------------------
		   Title:

       SECTION 13.  Section Headings.
              		    -----------------
       The Section headings in this Amendment are inserted for convenience only and shall not be part of this instrument.

       SECTION 14.  Governing Law.
              		    --------------
       This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 15.  Entire Agreement.
              		    -----------------
       This Amendment and the Agreement as amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

		   ROUNDY'S, INC.

		   By:
		      -----------------------
		   Title: V.P. & TREASURER

		   THE CHASE MANHATTAN BANK
		     (NATIONAL ASSOCIATION), as Agent

		   By: THOMAS DANIELS
		      -----------------------
		   Title: V.P.

		   THE CHASE MANHATTAN BANK
		     (NATIONAL ASSOCIATION)

		   By: THOMAS DANIELS
		      -----------------------
		   Title: V.P.

		   BANK ONE, MILWAUKEE, NA

		   By:
		      -----------------------
		   Title:

       SECTION 13.  Section Headings.
              		    -----------------
       The Section headings in this Amendment are inserted for convenience only and shall not be part of this instrument.

       SECTION 14.  Governing Law.
                    --------------
       This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 15.  Entire Agreement.
              		    -----------------
       This Amendment and the Agreement as amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

		   ROUNDY'S, INC.

		   By:
		      -----------------------
		   Title: V.P. & TREASURER

		   THE CHASE MANHATTAN BANK
		     (NATIONAL ASSOCIATION), as Agent

		   By:
		      -----------------------
		   Title:

		   THE CHASE MANHATTAN BANK
		     (NATIONAL ASSOCIATION)

		   By:
		      -----------------------
		   Title:

		   BANK ONE, MILWAUKEE, NA

		   By: ERIC L. THOMAS
		      -----------------------
		   Title: V.P.

		   NATIONAL CITY BANK

		   By: SUSAN M. BOTTIGGI
		      -----------------------
		   Title: V.P.

		   PNC BANK, NATIONAL ASSOCIATION
		   By:
		      -----------------------
		   Title:

		   NBD BANK, NA
		   By:
		      -----------------------
		   Title:


ACKNOWLEDGED AND CONSENTED
TO AS OF THE DATE FIRST
ABOVE WRITTEN:

CARDINAL FOODS, INC.
By:
   ----------------------
Title:

SCOT LAD FOODS, INC.
By:
   ----------------------
Title:

SHOP-RITE, INC.
By:
   ----------------------
Title:

		   NATIONAL CITY BANK

		   By:
		      -----------------------
		   Title:

		   PNC BANK, NATIONAL ASSOCIATION
		   By: RICHARD T. JANDER
		      -----------------------
		   Title: COMMERCIAL BANKING OFFICER

		   NBD BANK, NA
		   By:
		      -----------------------
		   Title:


ACKNOWLEDGED AND CONSENTED
TO AS OF THE DATE FIRST
ABOVE WRITTEN:

CARDINAL FOODS, INC.
By:
   ----------------------
Title:

SCOT LAD FOODS, INC.
By:
   ----------------------
Title:

SHOP-RITE, INC.
By:
   ----------------------
Title:

		   NATIONAL CITY BANK

		   By:
		      -----------------------
		   Title:

		   PNC BANK, NATIONAL ASSOCIATION
		   By:
		      -----------------------
		   Title:

		   NBD BANK, NA
		   By: THOMAS H. GORDY
		      -----------------------
		   Title:


ACKNOWLEDGED AND CONSENTED
TO AS OF THE DATE FIRST
ABOVE WRITTEN:

CARDINAL FOODS, INC.
By:
   ----------------------
Title:

SCOT LAD FOODS, INC.
By:
   ----------------------
Title:

SHOP-RITE, INC.
By:
   ----------------------
Title:

		   NATIONAL CITY BANK

		   By:
		      -----------------------
		   Title:

		   PNC BANK, NATIONAL ASSOCIATION
		   By:
		      -----------------------
		   Title:

		   NBD BANK, NA
		   By:
		      -----------------------
		   Title:


ACKNOWLEDGED AND CONSENTED
TO AS OF THE DATE FIRST
ABOVE WRITTEN:

CARDINAL FOODS, INC.
By: ROBERT G. TURCOTT
   ----------------------
Title: V.P.

SCOT LAD FOODS, INC.
By: ROBERT G. TURCOTT
   ----------------------
Title: V.P.

SHOP-RITE, INC.
By: ROBERT G. TURCOTT
   ----------------------
Title: V.P.

	                     		      ANNEX A

                     			  SUMMARY OF TERMS
- -----------------------------------------------------------------------

ISSUER:                 Roundy's, Inc. (the "Company").

ISSUE:                  $45 million Senior Notes.

SUBSEQUENT SERIES:      The Notes will be issued pursuant to a Master Note
			Agreement and will be structured to provide for additional series of Notes ("Series B, C, D," etc.).
			All subsequent series of Notes will be issued upon presentation of appropriate "bring-down" certificates demonstrating compliance to the terms, conditions representations, warranties and covenants of such Master Note Agreement.

                                                        								    $Mil
                                                        								    ----
NOTEHOLDERS:            American General Corporation . . . . . . . . $20
                     			The Life Insurance Company of Virginia . . .  10
                     			Phoenix Mutual Life Insurance Company. . . .  10
                     			Washington National Insurance Company. . . .   3
                     			Mutual Group . . . . . . . . . . . . . . . .   2
                                                        								    ----
                     			  Total. . . . . . . . . . . . . . . . . . . $45

FINAL MATURITY:         Ten years.

AVERAGE LIFE:           Seven years.

RANKING/PRIORITY:       The Notes will rank pari passu with all other Senior
                     			indebtedness of the Company.

PRICE:                  100% of principal amount.

USE OF PROCEEDS:        To refinance existing indebtedness.

INTEREST RATE:          6.94%, payable semi-annually.

TAKEDOWN:               As soon as practicable but not later than January
			1994.

INTEREST PAYMENTS:      Interest will be payable semi-annually calculated on
			twelve 30 day months, 360 day year basis.

MANDATORY REDEMPTION:   Seven equal annual principal repayments commencing on
			the fourth anniversary of the issuance of the Notes.

OPTIONAL PREPAYMENT:    The Notes may be prepaid at any time at the greater
			of, (a) par plus accrued interest, or (b) a price determined by discounting the remaining scheduled payment of principal and interest on the Notes at a rate equal to the then existing yield to maturity on the U.S. Treasury Notes with a maturity closest to that of the remaining average life of the Notes, plus
			60 basis points ("Make-Whole").

PREPAYMENT UPON
 CHANGE OF CONTROL:     Upon a Change of Control, the Noteholders have the
			right to put the Notes back to the Company at par plus accrued interest together with a Make-Whole premium.

COMPANY COVENANTS:
- ------------------

CONSOLIDATED TANGIBLE
NET WORTH:              The Company will at all times keep and maintain
			Consolidated Tangible Net Worth at an amount not less than $65,000,000.

CURRENT RATIO:          The Company will at all times keep and maintain the
			ratio of Consolidated Current Assets to Consolidated
			Current Liabilities at not less than 1.25 to 1.0.

LIMITATIONS ON
FUNDED DEBT:            The Company will at all times keep and maintain during
			the respective fiscal periods describe below the ratio of Adjusted Consolidated Fund Debt to Stockholders'
			Equity at not greater than the ratio set forth opposite such fiscal period (such ratio to be calculated as of the last day of each fiscal quarter occurring within such fiscal periods):

			Fiscal Period                               Ratio
			-------------                              -------
			Closing through December 31, 1994        2.00 to 1.0
			January 1, 1995 and thereafter           1.70 to 1.0

LIMITATIONS ON
PRIORITY DEBT:          The Company will not, and will not permit any
			Restricted Subsidiary to create or incur or suffer to be incurred or to exist, Priority Debt in an amount exceeding 10% of Tangible Assets.

FIXED CHARGE COVERAGE:  The Company will keep and maintain the ratio of Net
			Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters at not less than 1.40 to 1.0.

LIMITATION ON LIENS:    The Company, and its Restricted Subsidiaries, will
			not create or incur any Lien on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire any property or assets upon conditional sales agreements or other title retention devices, except:

			(1) Liens for property taxes and assessments or governmental charges or levies and Liens securing the demands or mechanics and materialmen;

			(2) Liens incidental to the conduct of business or the ownership of properties and assets and Liens to secure the performance of bids, tenders or trade contracts, or other Liens of like general nature incurred in the ordinary course of business and not in connection with borrowing of money;

			(3) Liens resulting from any judgment or award;

			(4) Minor survey exceptions or minor encumbrances, easements or reservations which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist;

			(5) Liens securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

			(6) Liens existing at the time of the closing of these Notes;

			(7) Liens created or extended in connecting with renewing, extending, or refunding Indebtedness secured by Liens permitted by the preceding (1) through (6); provided (i) the principal amount of Indebtedness shall not be increased; (ii) such Liens shall not attach to any property other than property encumbered immediately prior to such renewal, extension or refunding, and (iii) all Consolidated Fund Debt secured thereby could then be incurred pursuant to the Limitation on Funded Debt and Priority Debt, Covenants, above; and

			(8) Liens on fixed assets incurred in addition to those permitted by the foregoing paragraphs (1) through (7) used or intended to be used in carrying on the business of the Company or a Restricted Subsidiary and securing Funded Debt incurred within the Limitation on Funded Debt and Priority Debt Covenants, above.

RESTRICTED PAYMENTS:    Neither the Company nor any Restricted Subsidiary
			will declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class, or set apart any sum for such purpose;
			purchase, redeem, or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock; or make any payment or distribution in respect of its capital stock; provided, however, that the Company may;

			(a) purchase, redeem or retire in accordance with the provisions of the By-Laws of the Company as in effect on the date of the Closing of the Notes contemplated herein shares of its capital stock owned by any current or former employee, customer or director;

			(b) sell or exchange shares of capital stock of the Company to or with any wholly-owned subsidiary; and

			(c) pay Patronage Dividends in accordance with the By-Laws of the Company as in effect on the date of the Closing of the Notes contemplated herein, if (i) the book value per share of the Company and its Subsidiaries, on a consolidated basis, is at least 10% greater than such book value on the last day of the immediately preceding fiscal year, and (ii) not more than 40% of the aggregate payments of Patronage Dividends during any fiscal year shall be made cash.

			The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof or make any Restricted Payments pursuant to items (a) through (c) above if, after giving effect thereto, an Event of Default would occur.

INVESTMENTS:            The Company will not, and will not permit any
			Restricted Subsidiary to, make any Investments, except:

			(a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any corporation which concurrently with such investment becomes a Restricted Subsidiary;

			(b) Investments by any wholly-owned Subsidiary in the capital stock of the Company;

			(c) Investments in commercial paper maturing not more than 270 days from the date of issuance which is given a rating not lower than the highest rating by Moody's Investors Service, Inc. or other nationally recognized credit rating agency or one of the two highest ratings by Standard & Poors Corporation;

			(d) Investments in direct obligations of the United States of America, or any of its agencies or obligations fully guaranteed by the United States of America, provided that such obligations mature within one year from the date acquired;

			(e) Investments in certificates of deposit maturing within one year from the date of issuance and issued by a bank or trust company organized under the laws of the United States, and having capital, surplus and undivided profits aggregating at least $100,000,000, and whose long term certificates of deposit are, at the time of acquisition by the Company, rated AA or better by Standard & Poors Corporation or Aa or better by Moody's Investor Service, Inc.;

			(f) Investments in overnight Eurodollar obligations issued by commercial banks or trust companies which meet the requirements set forth in e) and are purchased in the United States;

			(g) Investments in mutual funds which invest solely in money market securities or instruments of types described in the preceding clause c) but which may have maturities of no longer than three years from the date of acquisition;

			(h) all investments owned by the Company or its Subsidiaries as of the date of this Agreement;

			(i) loans or advances in the usual and ordinary course of business in an amount not to exceed $1,000,000 at any one time outstanding and made to officers, directors and employees for expenses incidental to carrying on the business of the Company or any Restricted Subsidiary;

			(j) receivables arising from the sale of goods and services in the ordinary course of business; and

			(k) other investments, in addition to those permitted in a) through j) above, provided that the aggregate amount of other investments permitted shall not exceed 10% of Tangible Assets.

CONSOLIDATION/MERGER
AND SALE OF ASSETS:     The Company will not, and will not permit any Restricted
			Subsidiary to, consolidate with or be a party to a merger with any other corporation or sell, lease or otherwise dispose of all or any substantial part of the assets of the Company and its Restricted Subsidiaries, provided that the Company, may merge or consolidate with any other corporation if the surviving corporation is (a) organized under the laws of the United States or a jurisdiction thereof; (b) expressly assumes the covenants and obligations of the Notes by written agreement which agreement shall be satisfactory to the holders of 66 2/3% in aggregate principal amount of the outstanding Notes; (c) is engaged in substantially the same line of business in which the Company was engaged immediately prior thereto; (d) at the time of such consolidation or merger no Default or Event of Default shall have occurred and be continuing; and (e) the surviving corporation shall be able to, immediately after giving effect to the transaction, incur at least
			$1.00 of additional Consolidated Funded Debt.

			Any Restricted Subsidiary may merge or consolidate with or into the Company or any other Wholly-owned Restricted Subsidiary so long as the Company shall be the surviving corporation. Further, any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any other Wholly-owned Restricted Subsidiary.

			The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class other than to the Company or any other Wholly-owned Restricted Subsidiary except for the purpose of qualifying directors, or except in satisfaction of pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company.

			The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary or any Indebtedness of any Restricted Subsidiary unless simultaneously with such sale, transfer or disposition all shares of stock and all Indebtedness of such Restricted Subsidiary shall be sold, transferred or disposed of an an entirety, and (i) the Board of Directors shall have determined that the proposed sale, transfer or disposition is in the best interests of the Company; (ii) said shares of stock and Indebtedness are sold, transferred or disposed for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; (iii) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company; and (iv) the book value of the assets of such sale or other disposition does not, when added to the book value of all other assets sold, leased or disposed of by the Company during the 12 month period ending with the date of such sale, lease or disposition, exceed 10% of Tangible Assets, determined as of the end of the immediately preceding fiscal year.

GUARANTIES:             The Company will not, and will not permit any Restricted
			Subsidiary to become liable in respect of any Guaranty except Guaranties (a) by the Company which are limited in amount to a stated maximum dollar exposure and (b) of lease obligations of and loans to, customers of the Company which are limited to a stated maximum dollar exposure.

TRANSACTIONS
WITH AFFILIATES:        Neither the Company nor any Restricted Subsidiary will
			enter into any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Company or any Restricted Subsidiary as would be obtained in a comparable arms length with a non-Affiliate.

NATURE OF
BUSINESS:               The Company will not, and will not permit any subsidiary
			to, engage in any line of business in which it is not currently engaged if as a result thereof the business as a whole would be substantially changed from the general nature of the business engaged in by the Company on the closing date of the Notes.

FINANCIAL STATEMENTS:   The Company shall provide the Purchaser(s) of the Notes
			with audited annual consolidated and consolidating financial statements within 120 days after each fiscal year end and unaudited consolidated and consolidating financial statements within 60 days after the end of each quarterly fiscal period.

OFFICER
CERTIFICATES:           At the end of each quarterly and annual reporting period
			the Company will provide officer certificates setting forth computations to establish whether the Company was in compliance with the Notes at the end of the period covered and whether there existed, to the best of such officer's knowledge any Default or Event of Default over the period.

ACCOUNTANT'S
CERTIFICATES:           At the end of each fiscal period, the Company's
			accountants will provide certificates stating that such accountants have reviewed the note agreement and are aware of any Default or Event of Default under the note agreement.

EVENTS OF DEFAULT:      Any one or more of the following shall constitute an
			"Event of Default" as such term is used herein:

			a. Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

			b. Default shall occur in the making of any required prepayment on any of the Notes as provided in the agreement; or

			c. Default shall occur in the making of any other payment of the principal of any Notes or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

			d. Default shall be made in the payment when due (whether by lapse or time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or current debt (other than the Notes) of the Company or any Restricted Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

			e. Default shall occur in the performance under any Funded Debt or current debt of the Company or any Restricted Subsidiary outstanding thereunder; or

			f. Default shall occur in the observance or performance of the following covenants: Current Ratio, Consolidated Tangible Net Worth, Limitations on Funded and Priority Debt, Fixed Charge Coverage, Limitation on Liens, Restricted Payments, Investments and Mergers, Consolidations and Sales of Assets; or

			g. Default shall occur in the observance or performance of any other provision of this agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the holder of any Note; or

			h. Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

			i. the Guaranty or any guaranty delivered to the holders of the Notes in accordance with the agreement shall not be valid and enforceable or shall be repudiated in whole or in part by any guarantor of the Notes thereunder; or

			j. Final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

			k. A custodian, liquidator, trustee or receiver is appointed for the Company and any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

			l. The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

			m. Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

DEFINITIONS:

ADJUSTED CONSOLIDATED
FUNDED DEBT:            Shall mean Consolidated Funded Debt minus Guaranties of
			lease obligations of, and loans to, customers of the Company in aggregate amount not exceeded $17,500,000.

ADJUSTED RENTALS:       Shall mean all rentals minus sublease rental income.

CHANGE OF CONTROL:      Shall mean any event by which any person or group of
			persons which (i) is not the beneficial owner of any outstanding Voting Stock of the Company or, if such person is a beneficial owner, it is the beneficial owner of less than 5% of the Voting Stock of the Company or is not a Control Person and (ii) becomes, by way of any transaction, to hold more than 40% of the Voting Stock of the Company.

CONSOLIDATED
CURRENT ASSETS:         Shall mean current assets of the Company and its
			Restricted Subsidiaries on a consolidated basis.

CONSOLIDATED
CURRENT LIABILITIES:    Shall mean liabilities of the Company and its
			Restricted Subsidiaries on a consolidated basis.

CONSOLIDATED
FUNDED DEBT:            Shall mean Funded Debt of the Company, determined
			on a consolidated basis eliminating intercompany items.

CONSOLIDATED TANGIBLE
NET WORTH:              Shall mean as of any date Stockholders' Equity less
			goodwill and other intangible assets.

CONTROL PERSON:         Shall mean (a) any Person who is both the beneficial
			owner of 5% or more of the Voting Stock of the Company and an officer or director of the Company and (b) any spouse or descendant of a Person named in clause (a) who receives from such Person described in clause (a)
			5% or more of the Voting Stock by gift, inheritance or laws of intestacy.

FIXED CHARGES:          Shall mean for any such period the sum of a) all
			Adjusted Rentals other than Rentals of Capitalized
			Leases, and b) all Interest Charges on all Indebtedness
			(including the interest component of Rentals on Capitalized Leases) of the Company.

FUNDED DEBT:            Shall mean (i) indebtedness for borrowing money or
			which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), not including payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt; (ii) all Capitalized Rentals
			(Capitalized Rentals shall mean the amount at which the aggregate Rentals due and to become due under all Capitalized Leases of which the Company is a lessee would be reflected as a liability on the Consolidated
			Balance Sheet of the Company); and (iii) all Guaranties of the Company of Funded Debt of others (Guaranties shall mean all obligations guaranteeing any indebtedness, dividend, or other obligation in any manner, whether directly or indirectly).

INTEREST CHARGES:       Shall mean all interest and amortization of debt
			discount on any particular Indebtedness.

NET INCOME AVAILABLE
FOR FIXED CHARGES:      Shall mean for any such period the sum of (a)
			Consolidated Net Income; (b) all provisions for income taxes; (c) Patronage Dividends; and (d) all Fixed
			Charges of the Company during such period.

PRIORITY DEBT:          Shall mean the sum of (a) all unsecured current Debt
			and Funded Debt of Restricted Subsidiaries plus (b)
			Funded Debt of the Company and its Restricted
			Subsidiaries secured by Liens.

RESTRICTED SUBSIDIARY:  Shall mean (a) any Subsidiary which is organized and
			conducts substantially all of its business within the United States and of which more than 80% of the Voting Stock is beneficially owned by the Company and (b) Badger Assurance, Ltd.

STOCKHOLDERS' EQUITY:   Shall mean "Stockholders' Equity" as shown on the
			consolidated balance sheet of the Company and its Restricted Subsidiaries.

TANGIBLE ASSETS:        Shall mean the total amount of all assets of the
			Company and its Restricted Subsidiaries after deducting goodwill and other intangible assets.

VOTING STOCK:           Shall mean securities of any class or classes, the
			holders of which are ordinary, in the absence of contingencies, entitled to elect a majority of the corporate directors.

WHOLLY-OWNED:           Shall mean a subsidiary of which all of the issued and
			outstanding shares of stock and all Funded Debt and Current Debt shall be owned by the Company and/or one or more of its Wholly-owned subsidiaries.